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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DANVERS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 8, 2008

Dear Stockholder:

        I am pleased to invite you to the Danvers Bancorp, Inc. 2008 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., local time, on September 12, 2008, in the Centennial Ballroom at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960.

        Enclosed are a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2007 Annual Report. During the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

        Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

        If you plan to attend, please bring the admission ticket attached to your proxy card and photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

                      Sincerely,

                      Kevin T. Bottomley
                       Chairman of the Board, President and
                      Chief Executive Officer

DANVERS BANCORP, INC.
One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on September 12, 2008

The Proxy Statement and Annual Report to Stockholders
are available at http:/www.danversbank.com (see Investor Relations)

Date:	September 12, 2008
Time:	10:00 a.m.
Place:	Centennial Ballroom at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960

        Items of Business:

  •
  Election of five directors to the Board of Directors;

  •
  Approval of the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan;

  •
  Ratification of the appointment of Wolf & Company, P.C. as Danvers Bancorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  •
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement, thereof.

         Record Date:    You are entitled to vote if you were a stockholder of record on July 14, 2008. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts. The list will also be available at the Annual Meeting.

         Proxy Voting:    Your vote is important. Please submit your proxy as soon as possible. Even if you plan to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

                      By order of the Board of Directors:

                      Michael W. McCurdy
                       Senior Vice President and Corporate Secretary

                      August 8, 2008

DANVERS BANCORP, INC.
One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200

PROXY STATEMENT

        We are providing you with these proxy materials in connection with the solicitation of proxies by the Board of Directors of Danvers Bancorp, Inc. for the Annual Meeting of Stockholders (the "Annual Meeting"). In this proxy statement, we refer to the Board of Directors as the "Board" and to Danvers Bancorp, Inc. as the "Company." The proxy statement is being mailed on or about August 8, 2008.

GENERAL INFORMATION

         Record Date.    The Board has fixed the close of business day on July 14, 2008 as the record date for the Annual Meeting. Only holders of record as of the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments of the meeting.

        As of the record date on July 14, 2008, there were 17,842,500 shares of our $0.01 par value Common Stock ("Common Stock") entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

         Voting Rights; Quorum; Vote Required for Approval.    Each share of the Company's Common Stock entitles its holder to one vote on all matters properly coming before the Annual Meeting. At the Annual Meeting, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum for the purpose of considering each proposal. Shares of the Company's Common Stock represented at the Annual Meeting, but not voted, including shares of the Company's Common Stock for which proxies have been received but for which stockholders have abstained and "broker non-votes" (as described below), will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Annual Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

        If you hold your shares in an account with a broker or bank, you are considered the beneficial owner of shares held in "street name" and you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on the proposals. This is called a "broker non-vote." Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. If you hold shares of Common Stock in street name, you must request a legal proxy from your broker or bank in order to vote in person at the annual meeting.

        If you plan to attend the Annual Meeting, please bring the admission ticket attached to your proxy card and photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

         Voting by Proxy.    Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares via mail. Mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the enclosed postage-paid envelope.

        Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" each of the proposals as set forth in this proxy statement.

        If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as follows:

"FOR"

  •
  The election to the Board of Directors of the five nominees named in this proxy statement;

  •
  The approval of the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan; and

  •
  The ratification of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

        If any other matters are properly presented at the Annual Meeting for action, the persons appointed to vote the proxies will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board's recommendations on any of the above items.

        In order to elect the nominees to the Board of Directors, the nominees must receive a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

        In order for the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan to be implemented prior to or on January 9, 2009, the affirmative vote of two-thirds of the total votes eligible to be cast at our Annual Meeting ("Vote Standard A") is required. In order for the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan to be implemented after January 9, 2009, the affirmative vote of a majority of the votes cast ("Vote Standard B") is required. For Vote Standard A, abstentions and broker non-votes will have the same effect as a vote against the proposal. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

REVOCATION OF PROXIES

        Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.

        A proxy may be revoked at any time before it is exercised by:

  •
  Sending written notice of revocation to the Corporate Secretary (One Conant Street, Danvers, Massachusetts 01923);

  •
  Properly submitting a duly executed proxy bearing a later date; or

  •
  Voting in person at the Annual Meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's Common Stock, including shares owned by its directors and executive officers.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
First Bankers Trust Services, Inc.	1,427,400	8.0%
as Trustee for the Danvers Bancorp, Inc. Employee Stock Ownership Plan(1) One Conant Street Danvers, MA 01923

(1)
Reflects shares held in ESOP for the benefit of employees of the Company as of June 30, 2008. As of June 30, 2008, no shares have been allocated to participants. Under the terms of the ESOP, the ESOP Trustee will vote unallocated shares in the manner directed by the ESOP Committee. The Trustee is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

SECURITIES OWNED BY DIRECTORS AND MANAGEMENT

        The following table details, as of the Record Date, information concerning the beneficial ownership of our Common Stock by:

  •
  Each Director;

  •
  Our principal executive officer, principal financial officer and three other most highly compensated executive officers in 2007 (collectively, "Named Executive Officers"); and

  •
  All directors and Named Executive Officers as a group.

        In general, beneficial ownership includes those shares that can be voted or transferred.

Director	Age	Position	Director Since	Term Expires	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class(3)
NOMINEES
Neal H. Goldman	56	Director	2004	2008	40,100	(7)	*
J. Michael O'Brien	54	Director	2001	2008	25,700	(8)	*
John J. O'Neil	55	Executive Vice President, Chief Lending Officer	2001	2008	25,323	(5)	*
John M. Pereira	52	Director	2007	2008	40,000	(9)	*
Diane T. Stringer	54	Director	1999	2008	7,500		*
DIRECTORS CONTINUING IN OFFICE
Kevin T. Bottomley	56	Chairman, President and Chief Executive Officer	1996	2009	22,495	(4)	*
James J. McCarthy	47	Executive Vice President and Chief Operating Officer	2001	2010	28,033		*
Diane C. Brinkley	59	Director	1988	2009	1,000		*
Robert J. Broudo	59	Director	1998	2009	2,000		*
Craig S. Cerretani	56	Director	2003	2009	20,000		*
Brian C. Cranney	51	Director	2002	2010	10,000		*
John P. Drislane	64	Director	1996	2010	20,000		*
John R. Ferris	51	Director	1993	2010	16,924		*
Thomas Ford	53	Director	1999	2010	32,500	(6)	*
Eleanor M. Hersey	72	Director	1988	2009	3,000		*
Mary Coffey Moran	52	Director	2007	2009	15,000		*
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
L. Mark Panella	52	Senior Vice President, Chief Financial Officer	N/A	N/A	20,613		*
Mark J. Terry	57	Senior Vice President, Commercial Lending Officer	N/A	N/A	14,929		*
Directors and Officers as a group (18) persons					345,117		2.01%

*
Less than 1%.

(1)
Except as otherwise noted, each person has sole, or shared with spouse, voting and dispositive power as to the shares reported.

(2)
Does not include 650,000 shares owned by the Danversbank Charitable Foundation, Inc. The directors of the foundation are Messrs. Goldman, Pereira, O'Brien, O'Neil, and Ardiff, Ms. Hersey, Ms. Stringer and Ms. Brinkley. The President, Treasurer and Clerk are Messrs. Bottomley, McCarthy and Ford, respectively.

(3)
Calculated based on outstanding shares of Common Stock on July 14, 2008.

(4)
Includes 6,000 shares owned by Mr. Bottomley's spouse.

(5)
Includes 1,600 shares held in an IRA owned by Mr. O'Neil's spouse.

(6)
Includes 15,000 shares held in an IRA owned by Mr. Ford's spouse.

(7)
Includes 20,000 shares held in a trust of which he is trustee and 20,000 shares owned by a corporation of which Mr. Goldman is President.

(8)
Includes 5,500 shares held by Mr. O'Brien's sons, 200 shares jointly owned with a family member and 20,000 shares owned by a trust of which Mr. O'Brien is trustee.

(9)
Includes 20,000 shares owned by a corporation of which Mr. Pereira is the President.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's Common Stock is registered with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, our directors, senior management and beneficial owners of more than 10% the Company's Common Stock are required to disclose beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5, which are filed with the SEC. At the present time, the Company has no knowledge of any individual, group or entity with beneficial ownership of more than 10% of the Company's Common Stock. In addition, based on the Company's review of ownership reports, the Company believes its directors and senior management timely complied with the reporting requirements of Section 16(a) for the period ended July 14, 2008.

PROPOSAL I—ELECTION OF DIRECTORS

        The Company's Board currently consists of 16 directors, which is less than the 17 board seats fixed by the Company's Board. There is one vacant seat due to the resignation of Director James Zampell. The Company's directors are elected to terms of three years and approximately one-third of the Board is elected annually. All of the Company's directors are independent under the current listing standards of the NASDAQ Global Select Market, except for Messrs. Bottomley, O'Neil and McCarthy, who currently serve as officers of the Company. Five directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

        The Board has nominated Neal H. Goldman, J. Michael O'Brien, John J. O'Neil, John M. Pereira and Diane T. Stringer for election as directors, each of whom has agreed to serve if so elected. All nominees are for a term, which expires in 2011. Please refer to the sections entitled "Nominees for Director" and "Stock Ownership of Directors and Management" for additional information regarding the nominees.

        It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board is not aware of any reason why the nominees would be unable to serve, if elected. Except as indicated in this document, there are no arrangements or understandings between the nominees and any other persons involved in the nomination and election process.

Nominees, Directors and Named Executive Offices

        The following includes a discussion of the business experience for the past five years for each of our nominees, directors and named executive officers. The indicated period for service as a director includes service as a director of Danversbank.

Nominees for Director

         Neal H. Goldman.    Mr. Goldman has served as Vice President for Industry Relations at Iron Mountain Group in Boston, Massachusetts since 1999. He earned his B.S. in Business from Boston University in 1973 and his M.B.A. from Babson College in 1979. He is a member of the Company's Compensation Committee and serves as Chair of Danversbank's Security/Loss Prevention/Facilities Committee.

         J. Michael O'Brien.    Mr. O'Brien is Chief Executive Officer and President of Eagle Air Freight, Inc. and Trustee of O'Brien Realty Trust of Chelsea, MA. He has held both positions since 1981. He serves as the Company's Lead Director, is a member of its Compensation Committee, and serves as Chair of Danversbank's Asset/Liability Committee.

         John J. O'Neil, Executive Vice President/Chief Lending Officer.    Mr. O'Neil joined Danversbank as Executive Vice President, Senior Lending Officer in November of 2001. As a member of senior management, Mr. O'Neil is directly responsible for managing Danversbank's commercial and residential loan portfolios and developing new loan products. Mr. O'Neil joined Danversbank from MetroWest Bank, where he was Executive Vice President, Senior Lender. He was previously employed by Boston Private Bank & Trust Company, where he was Senior Vice President, Commercial Lending, and USTrust and Patriot Bank, where he was Senior Vice President, Commercial Lending. Mr. O'Neil also serves as President of One Conant Capital, a subsidiary of Danversbank.

         John M. Pereira.    Mr. Pereira has served as President of Combined Properties, Inc. since 1991, where he is currently Chief Executive Officer. He earned his B.S. from the University of Massachusetts at Dartmouth and his J.D. from Boston College Law School in 1981. He serves on Danversbank's Asset/Liability and Security/Loss Prevention/Facilities Committees.

         Diane T. Stringer.    Ms. Stringer has served as the President and Chief Executive Officer of Hospice of the North Shore since 1989. She earned her B.S. in Nursing from Case Western Reserve University in 1976 and her M.S. in Health Policy from Harvard University in 1982. She serves as Chair of Danversbank's Compliance and Ethics Committee and as a member of its Asset/Liability Committee and its Board of Investment.

Continuing Directors

Term to Expire in 2009

         Kevin T. Bottomley, President and Chief Executive Officer.    Kevin Bottomley became Chief Executive Officer and President of Danversbank in 1996. He became Chairman of the Board of Directors in 2003. He is also Chair of Danversbank's Board of Investment. Prior to arriving at Danversbank, he was the Chief Lending Officer and Executive Vice President at Boston Private Bank & Trust Company. Mr. Bottomley began his career at Bankers Trust in 1976 in the Asia Pacific division and also worked for many years at The First National Bank of Boston as a Vice President in its Asia Pacific Division in the Reverse Multinational Group and in its London Branch. Mr. Bottomley earned his undergraduate degree from Harvard College in 1974 and earned his M.B.A. from the University of Virginia in 1976.

         Diane C. Brinkley.    Ms. Brinkley served as the President and owner of Murphy's Fruit Mart, Inc. in Danvers, Massachusetts from 1980 until her retirement in 2005. She serves on Danversbank's Compliance and Ethics and Asset/Liability Committees.

         Robert J. Broudo.    Mr. Broudo has served as Headmaster of the Landmark School in Beverly, Massachusetts, a private school for students with learning disabilities, since 1990. He is a member of the Company's Governance and Compensation Committees and serves as the Chair of Danversbank's CRA Committee.

         Craig S. Cerretani.    Mr. Cerretani is a founding principal of Longfellow Financial, LLC, in Boston, Massachusetts where he has served as an Employee Benefits Broker and Advisor since 1998. He earned his B.A. from The College of the Holy Cross in 1979. He is the Chair of the Company's Governance Committee and is a member of Danversbank's Board of Investment.

         Eleanor M. Hersey.    Ms. Hersey is a retired treasurer of The Wakefield Corporation a position held from 1975 to1989. Presently she is a partner and treasurer of Sunset Acres LLC, a real estate investment and management company. She serves on the Company's Audit Committee and Danversbank's CRA Committee.

         Mary Coffey Moran, CPA.    Ms. Moran has been a financial consultant since 2001. She earned her B.A. in Economics from The College of the Holy Cross in 1977 and her M.B.A. and M.S. in Accounting from Northeastern University in 1979. Ms. Moran serves on the Company's Audit Committee and Danversbank's CRA Committees.

Term to Expire in 2010

         Brian C. Cranney.    Mr. Cranney is President of the Cranney Companies in Danvers, Massachusetts, a diversified line of companies providing electrical, communications, HVAC and fabrication services for retail and commercial customers, which he founded in 1985. He serves on the Company's Governance Committee and Danversbank's Security/Loss Prevention/Facilities Committees and as a member of the Board of Investment.

         John P. Drislane.    Mr. Drislane has been an independent commercial real estate developer since 2000 and is the former owner of Essex Bituminous Corp. He earned his B.A. in Finance from Babson College in 1970. He serves as the Chair of the Company's Audit Committee and as a member of Danversbank's Compliance and Ethics Committee.

         John R. Ferris.    Mr. Ferris has served as the President and principal of Copley Capital, LLC, a commercial real estate investment and finance company in Newburyport, Massachusetts since 2004. From 1995 to 2004, he served as President of Mobility Services International, an employee relocation and mortgage company in which he held a 25% ownership interest. He earned his B.A. in Economics from Boston College in 1979. He serves as Chair of the Company's Compensation Committee and as a member of Danversbank's Compliance Committee and Board of Investment.

         Thomas Ford.    Since 1987, Mr. Ford has served as President of T Ford Company, Inc., a civil and environmental contracting company. In addition, he is principal in a number of real estate developments that include residential and commercial land development, new home construction and commercial rental property. Mr. Ford earned his B.S. in Civil Engineering at Northeastern University in 1978 and his M.S. in Civil Engineering at the Georgia Institute of Technology in 1982. He also earned his M.S. in Real Estate Development at the Massachusetts Institute of Technology in 1985. He serves on the Company's Audit Committee and is a member of Danversbank's Security/Loss Prevention/Facilities Committee.

         James J. McCarthy, Executive Vice President/Chief Operating Officer.    Mr. McCarthy was the President and Chief Executive Officer of Revere Federal Savings Bank and joined Danversbank as Executive Vice President when the merger of the two institutions took place in September 2001. Mr. McCarthy worked at Revere Federal Savings Bank for 16 years prior to the transaction and became the Chief Operating Officer of Danversbank in 2003. Prior to Revere Federal, Mr. McCarthy

worked at Ernst & Young for five years. He received his degree in Accounting from Northeastern University and became a CPA in 1983. Mr. McCarthy currently oversees the Finance, Retail Banking, Risk Management, Compliance, Facilities and Investment Departments of Danversbank.

Named Executive Officers Who Are Not Directors

         L. Mark Panella, Senior Vice President/Chief Financial Officer.    Mr. Panella joined the Danversbank in July of 1995 as Senior Vice President and Chief Financial Officer. He previously worked at Boston Private Bank & Trust Company as the Chief Financial Officer, Senior Operations Officer and Treasurer. He has also worked for two companies that provided software solutions to the banking industry. Mr. Panella is primarily responsible for the Company's financial reporting, investor relations, budgeting, insurance contract negotiations and overall accounting and regulatory compliance. He earned his B.A. in Economics from Dartmouth College in 1978.

         Mark J. Terry, Senior Vice President/Commercial Lending Officer.    Mr. Terry has been the Senior Vice President and Commercial Lending Officer since late 2001. Previously, Mr. Terry was a Senior Vice President and Senior Loan Officer with Warren Bank.

Required Vote and Recommendation of the Board

        In order to elect the nominees to the Board of Directors, the nominees must receive a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE
NOMINEES TO THE BOARD OF DIRECTORS LISTED ABOVE

 CORPORATE GOVERNANCE

Board Independence

        The Board of Directors has determined that, except as to Messrs. Bottomley, McCarthy and O'Neil, each member of the Board of Directors is an "independent director" within the meaning of the NASDAQ Global Select Market corporate governance listing standards. Messrs. Bottomley, McCarthy and O'Neil are not considered independent because they are executive officers of the Company.

Meetings and Committees of the Board of Directors

        During 2007, the Board met 12 times. Each director attended at least 75% of the combined total number of meetings of the Board and Board Committees of which he or she was a member. Consistent with the Company's corporate governance policy, the independent directors meet at least twice each year in executive session. In addition, the Company's corporate governance policy provides that all directors are expected to attend each Annual Meeting. All directors attended the Annual Meeting held on April 11, 2007 and the Company anticipates that all directors will attend the 2008 Annual Meeting.

        The Board has four standing committees: Executive, Governance, Audit and Compensation. The Board has adopted a written charter for each of the standing committees, which is available on the Company's website at www.danversbank.com.

         Executive Committee.    The Executive Committee consists of J. Michael O'Brien and Robert J. Broudo. The Executive Committee is responsible for directing and transacting any business of the corporation which properly might come before the Board of Directors, except such as the Board only, by law, is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors.

         Governance Committee.    The Governance Committee consists of Craig S. Cerretani (Chair), Robert J. Broudo, Brian C. Cranney and John R. Ferris. The Governance Committee is responsible for the annual selection of the Board's nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementing and monitoring the adherence to Danvers Bancorp's corporate governance policy. Each member of the Governance Committee is independent under the definition contained in the listing standards of the NASDAQ Global Select Market.

         Audit Committee.    The Audit Committee currently consists of John P. Drislane (Chair), Thomas Ford, Eleanor M. Hersey and Mary Coffey Moran. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Global Select Market and rules of the SEC and Federal Deposit Insurance Corporation. The Board of Directors has designated Ms. Moran as an Audit Committee financial expert under the rules of the SEC. Duties of the Audit Committee include the following: reviewing annually the scope of the proposed internal audit and external audit activities, as well as the actual coverage of those activities; discussing the contents of our annual and quarterly consolidated financial statements with management, the independent registered public accounting firm and the chief auditor; appointing or terminating, determining the compensation of, and evaluating the quality and independence of, the independent registered public accounting firm; pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; overseeing the internal audit function; reviewing the scope and content of examinations of the Company by banking and other regulatory agencies and reporting their conclusions to the Board; and reviewing with management and the company's general counsel the nature and status of significant legal matters. The report of the committee is included in this proxy statement.

         Compensation Committee.    The Compensation Committee consists of John R. Ferris (Chair), Robert J. Broudo, Neal H. Goldman and J. Michael O'Brien. The Compensation Committee is responsible for determining annual grade and salary levels for employees and establishing personnel policies. Each member of the Compensation Committee is independent under the listing standards of the NASDAQ Global Select Market. The report of the committee is included in this proxy statement.

        All of our directors also serve on the Board of Directors of Danversbank. Danversbank's Board of Directors has established five additional committees: the Board of Investment; the Asset/Liability Committee; the CRA Committee; the Compliance and Ethics Committee; and the Security/Loss Prevention/Facilities Committee.

Director Compensation

        The Company's primary goal is to provide competitive and reasonable compensation to independent directors in order to attract and retain qualified candidates to serve on the Company's Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non Qualified Deferred Compensation Plan, as defined below.

        The following table sets forth certain information as to the total remuneration paid to our directors other than Messrs. Bottomley, McCarthy and O'Neil for the year ended December 31, 2007. No compensation was paid to Messrs. Bottomley, McCarthy or O'Neil for their services as Director.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brinkley, Diane C	$18,330	N/A	N/A	N/A	$—	$18,330
Broudo, Robert J	19,330	N/A	N/A	N/A	—	19,330
Cerretani, Craig S	31,680	N/A	N/A	N/A	—	31,680
Cranney, Brian C	32,730	N/A	N/A	N/A	—	32,730
Drislane, John P	22,530	N/A	N/A	N/A	—	22,530
Ferris, John R	40,130	N/A	N/A	N/A	—	40,130
Ford, Thomas	19,730	N/A	N/A	N/A	—	19,730
Goldman, Neal H	22,530	N/A	N/A	N/A	—	22,530
Hersey, Eleanor M	25,530	N/A	N/A	N/A	—	25,530
Moran, Mary C	11,550	N/A	N/A	N/A	—	11,550
O'Brien, J Michael	28,630	N/A	N/A	N/A	—	28,630
Pereira, John M	13,550	N/A	N/A	N/A	—	13,550
Stringer, Diane T	31,330	N/A	N/A	N/A	—	31,330
Zampell, James C	21,830	N/A	N/A	N/A	—	21,830

(1)
Reflects all fees earned or paid for services as a director of Danvers Bancorp, Inc. and Danversbank ($700 per Board and Committee Meeting attended, and $1,083 monthly for Board of Investment) and annual retainer paid in 2007 ($5,730) for services as a director earned during 2006. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on committees of the Board of Directors. Ms. Moran and Mr. Pereira joined the Board in 2007. Mr. Ferris received $10,000 for services as Chairman of the Compensation Committee.

Cash Retainer and Meeting Fees for Non-Employee Directors

        The following table sets forth the applicable retainers and fees were paid to our non-employee directors for their service on the Board of Directors of Danvers Bancorp, Inc. and Danversbank during 2007:

Fee per board and committee meeting attended	$ 700
Annual retainer	$ 5,730 / year(1)
Board of Investment member fee	$13,000 / year(2)

    (1)
    Employee directors do not receive an annual retainer.

    (2)
    Mr. Bottomley receives no compensation for his service on the Danversbank Board of Investment.

         Nonqualified Deferred Compensation Plan.    The Company offers a nonqualified deferred compensation plan to provide directors with the opportunity for additional deferrals. Deferrals are credited with interest at a rate equal to the average yield on the Company's loan portfolio for the preceding calendar year. Under the plan, directors designated as participants by the Board may defer bonus and phantom plan payments otherwise payable to them in the calendar year. Participants are 100 percent vested in their voluntary deferrals. Participants receive distributions from the plan upon separation from service or death, or on a fixed date selected by the participants. Plan benefits are paid in a lump sum or annual installments over a period not exceeding ten years, in accordance with participants' elections. Upon the death of the participant, the designated beneficiary receives any remaining payments due under the plan.

Board Nominations

        The Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Governance Committee would seek to identify appropriate director candidates. In addition, the Governance Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of director nominees. The Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

  •
  Has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;

  •
  Has experience and achievements demonstrating the ability to exercise and develop good business judgment;

  •
  Is willing to make the necessary time commitment to the Board and its committees, which includes being available for Board and Committee meetings;

  •
  Is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

  •
  Is involved in other activities or interests that do not create a conflict with Board responsibilities or the Company's stockholders; and

  •
  Has the capacity and desire to represent the best interests of our stockholders as a group and not a special interest group or constituency.

        The Governance Committee will also take into account whether a candidate satisfies the criteria for "independence" as defined in the NASDAQ Global Select Market Corporate Governance Listing Standards, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Procedures for the Consideration of Board Candidates Submitted by Stockholders

        The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Any stockholder can submit the names of candidates for director by writing to the Governance Committee, care of the Corporate Secretary, at Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923. The Governance Committee must receive a submission not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The submission should include the following information:

  •
  The name and address of record of the stockholder;

  •
  A representation that the stockholder is a record holder of the Company's securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

  •
  The name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Governance Committee Charter;

  •
  A description of all arrangements or understandings between the stockholder and proposed director candidate;

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company's annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

        A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements in "Advance Notice of Business to be Conducted at an Annual Meeting." There were no submissions by stockholders of Board nominees for our Annual Meeting.

 Stockholder Communication with the Board

        Stockholders who wish to communicate with our Board or with any director can write to the Governance Committee, care of the Corporate Secretary, at Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

  •
  Forward the communication to the director(s) to whom it is addressed;

  •
  Handle the inquiry, for example, a request for information about the Company or a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        At each Board meeting, the Corporate Secretary shall present a summary of all communication received since the last meeting and make those communications available to the directors upon request.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that set forth standards of ethical business conduct for all directors, officers and employees of the Company. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ Global Market Select Market listing standards. A copy of the document and any amendments to or waivers from the Code of Business Conduct and Ethics, are available on the Company's website at www.danversbank.com.

        The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating, among other things, to:

  •
  Accounting practices, internal accounting controls or auditing matters and procedures;

  •
  Theft or fraud of any amount;

  •
  Insider trading;

  •
  Performance and execution of contracts;

  •
  Conflicts of interest; and

  •
  Violations of securities and antitrust laws.

        Any employee, stockholder or other interested party can submit a report to the Audit Committee either:

  •
  In writing to: Internal Audit Services, P.O. Box 161, Danvers, Massachusetts 01923; or

  •
  By calling the Ethics Reporting Program at (800) 765-3277. Such reports may be submitted confidentially or anonymously. In addition, a report may be submitted by email to: Audit.Services@danversbank.com (However, anonymity cannot be maintained for email reports).

Transactions with Related Parties

        The Company's Code of Business Conduct and Ethics sets forth standards applicable to contracts with, and the retention of services of, any director or officer (or his or her related interest) in an amount exceeding $120,000, as required by our banking regulators. In general, the Code of Business Conduct and Ethics requires that such contracts or services shall be entered into only on substantially the same terms and conditions as those prevailing for comparable market transactions. The Code of Business Conduct and Ethics further requires that an insider who is a director who has an interest in a covered contract or service is required to formally abstain from negotiating, entering into, reviewing or approving any such contract or service. Moreover, the Code of Business Conduct and Ethics provides any covered contract or service with an insider requires the formal approval of a majority of the Board of Directors, excluding any individual(s) interested in such transaction. Although the foregoing written policy applies only with respect to transactions in excess of banking regulations, the Company generally follows the guidelines of such policy in connection with smaller transactions as well.

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of four members of the Board, each of whom is independent under the NASDAQ Global Select Market listing standards and SEC rules and regulations applicable to audit committees. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

        The Audit Committee has reviewed and discussed the Company's December 31, 2007 audited financial statements with management and with Wolf & Company, P.C., the Corporation's independent registered public accounting firm. The Audit Committee also has discussed with Wolf & Company, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications) and adopted by the Public Company Accounting Oversight Board.

        The Audit Committee also has received from Wolf & Company, P.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Wolf & Company, P.C. their independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with Wolf & Company, P.C.'s independence.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2007 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee

John P. Drislane (Chair)	Mary Coffey Moran
Eleanor M. Hersey	Thomas Ford

Dated: March 19, 2008

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John R. Ferris (Chair)
Robert J. Broudo
Neal H. Goldman
J. Michael O'Brien

Dated: July 18, 2008

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This section provides (i) a description of the roles and responsibilities of the Compensation Committee (the "Committee") of the Company's Board of Directors, (ii) a description of the philosophy and objectives of the Company's compensation program for the Executive Officers named on the Summary Compensation Table below (the Company's "Executive Officers"), and (iii) a discussion of each material element of the Company's Executive Officer compensation program and rationale for choosing to make the payments listed in the tables following this section.

        In 2007, and in light of the announcement to convert from a mutual holding company to a stock company, the Company took several steps to evaluate and adjust its Executive Officer compensation program to ensure that it is in alignment with that of other similarly situated stock institutions. The principal objectives of the Company's Executive Officer compensation program are to focus the Company's Executive Officers on driving the Company's business strategy and position the Company for long-term success, to create a culture of Executive Officer high performance, both in the goals set and the potential rewards for achieving superior results, and to align the Company's Executive Officer interests with the interests of its stockholders.

Role of the Compensation Committee

        The Committee is responsible for discharging the Board's responsibilities relating to the total compensation philosophy, program and practices relating to the Company's directors and Executive Officers. The primary objective of the Committee is to develop, approve and implement compensation policies and plans that are fair and appropriate to attract, retain and motivate executives to further the Company's long-term strategic plan and drive stockholder value.

        The Committee meets throughout the year and held eight meetings in 2007. The frequency of the meetings was indicative of the work undertaken by the Committee in transitioning from a mutual to a stock company and performing a comprehensive review of executive and board compensation programs. The Committee also reviewed and updated its charter in 2007 to more clearly define its role, a copy of which can be viewed on the Company's website at www.danversbank.com. Four members of the Board serve on the Committee, each of whom is independent.

Use of Consultants

        The Committee has the authority to engage independent compensation consultants to assist it in the compensation process. The consultants are retained by and report directly to the Committee. The Committee places no restrictions on consultants within the scope of contracted services. The Committee does not prohibit management from engaging these consultants directly; however, any engagements must be approved by the Committee. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies.

        In 2007, and in consideration of the Company's announced plans to convert from a mutual institution to a stock institution, the Committee engaged the firm of Pearl Meyer & Partners ("PM&P") to serve as its independent compensation consultant to evaluate the Company's compensation philosophy and objectives and compensation programs, including a comprehensive review of Executive Officer and Board compensation. Additionally, the Committee utilizes the services of the law firm of Goodwin Procter to evaluate Executive Officer and Board compensation programs. The Committee has direct access to these legal and compensation advisors throughout the year.

Role of Executive Officers and Management

        The Compensation Committee regularly meets in executive session. The Compensation Committee occasionally requests one or more members of executive or senior management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members vote on decisions regarding executive compensation.

        The Company's Chairman, President and Chief Executive Officer ("CEO") provides recommendations to the Compensation Committee on matters of compensation philosophy, performance measures, plan design and the general guidelines for Executive Officer compensation and these recommendations are then considered by the Compensation Committee. The Compensation Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Compensation Committee's deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee reviews recommendations from the CEO, as well as input from the compensation consultant as requested, in its approval of compensation decisions regarding other Executive Officers.

Compensation Philosophy and Objectives

        The Committee believes that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and, at the same time, is reasonable and competitive. The Compensation Committee uses a combination of widely recognized industry surveys and data for purposes of comparing appropriate compensation levels for all of the Company's senior executives. In utilizing these surveys and data, the Compensation Committee gives particular attention to banks of comparable size and geographic location, and believes the Company's compensation programs are reasonably structured when compared with banking institutions of similar size, scope and business model. Prior to our conversion, the Company's compensation consisted primarily of cash, salary and bonuses, phantom stock grants and retirement benefits. Going forward, the goal is to replace the phantom stock plan with stock compensation.

        Consistent with prior years, a significant compensation component for the Executive Officers in 2007 was an annual incentive bonus plan. Compensation awards under this plan were determined based on the individual's position and performance. Awards under the annual incentive bonus plan were based on achievement of two performance metrics described further below. In 2007, awards to Executive Officers were subject to caps, which were tied to the overall earnings performance of Danversbank. In addition, the Executive Officers were subject to a salary freeze during calendar 2007.

        In anticipation of the Company's conversion to a public company, the Compensation Committee commenced a review of the Company's compensation philosophy and objectives to ensure that they were appropriate for a stock holding company of comparable size and sophistication. On January 9, 2008, the Company completed its conversion from a mutual holding company to a stock holding company. As a result of the conversion, the Company made changes to several areas of its compensation plan, including the short and long-term incentive plans.

Clawback Policy

        If our Board or an appropriate committee has determined that any fraud or intentional misconduct by one or more Executive Officers caused us, directly or indirectly, to restate our financial statements, the Board or committee will take, in its sole discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence.

Compensation Elements

        In 2007, the compensation the Company provided to its Executive Officers primarily consisted of the following elements:

  •
  Annual Base Salaries;

  •
  Annual Cash Bonuses;

  •
  Phantom Stock Plan;

  •
  Retirement Benefits; and

  •
  Perquisites and Other Personal Benefits.

Compensation Benchmarking

        In 2007, the Compensation Committee used the Clark Consulting 2006 Northeast Banking Compensation Survey to analyze compensation for the Company's Executive Officers. This published survey focuses on banks in Massachusetts, Rhode Island, Connecticut and New York. The survey segments participant data according to asset size. Since Danversbank is on the cusp between two asset groupings, the Committee reviewed data from the two survey cuts. The primary emphasis was placed on survey Group A. Participants included in each survey cut are listed below:

Group A Assets of $750 Million—$1.5 Billion	Group B Assets Greater Than $1.5 Billion
Alliance Bank, N.A.	Berkshire Bank
BankNewport	Boston Private Bank & Trust Company
Benjamin Franklin Bank	Brookline Bank
Centreville Savings Bank	Cambridge Savings Bank
Dedham Institute for Savings	Century Bank
East Boston Savings Bank	Citizens Bank of Connecticut
Enterprise Bank & Trust Company	Columbia Bank (NJ)
Fairfield County Bank Corp.	Community Bank Systems, Inc.
Farmington Savings Bank	Eastern Bank
First County Bank	First Niagara Bank
Greylock Federal Credit Union	Flushing Savings Bank, FSB
HarborOne Credit Union	Hudson Valley Bank
Hyde Park Savings Bank	Liberty Bank
Legacy Banks	M&T Bank Corporation
Pawtucket Credit Union	Middlesex Savings Bank
PeoplesBank	NBT Bankcorp, Inc.
Rockville Bank	NewAlliance Bank
South Shore Savings Bank	Partners Trust Bank
The First National Bank of Long Island	Provident Bank
Tompkins Trust Company	Rockland Trust Company
United Bank	State Bank of Long Island
Watertown Savings Bank	The Cape Cod Five Cents Savings Bank
Westbank	The Washington Trust Company
Wilber National Bank	Union Savings Bank
Union State Bank
Webster Bank (CT & MA)

        During late 2007 and in anticipation of the Company's conversion to a stock company, the Compensation Committee engaged PM&P to conduct a comprehensive review of the executive and board compensation philosophy and objectives. The results of this analysis were used to guide the Compensation Committee's refinement of compensation philosophy and 2008 compensation decisions and program design for both Executive Officers and the members of the Board. For the purposes of the competitive review, PM&P defined a peer group of institutions of similar asset size and regional location. The peer group consists of 22 institutions ranging from $1 billion to $2.5 billion in total asset size. The comparable companies will be reviewed annually and may change slightly depending upon changes in the marketplace, acquisitions, divestures and the business focus of the Company or comparable companies. The objective is to position the Company at approximately the median.

        The 2008 peer group is as follows:

Assets of $1 Billion—$2.5 Billion
Independent Bank Corp.	Suffolk Bancorp
Hudson Valley Holding Corp.	Northfield Bancorp, Inc (MHC)
Washington Trust Bancorp, Inc.	Alliance Financial Corporation
Tompkins Financial Corporation	Rockville Financial, Inc. (MHC)
Bershire Hills Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Financial Institutions, Inc.	Canandaigua National Corporation
Camden National Corporation	First National Lincoln Corporation
State Bancorp, Inc.	Merchants Bancshares, Inc.
Arrow Financial Corporation	Smithtown Bancorp, Inc.
Century Bancorp, Inc.	Enterprise Bancorp, Inc.
Bancorp Rhode Island, Inc.	Westfield Financial, Inc.

2007 Compensation Analysis

        For 2007 decisions, the Compensation Committee evaluated the Company's annual cash compensation program (base salary and incentive bonus) against a targeted upper limit (should performance warrant) for Executive Officers at the average of the 75th percentile for survey Group A. This philosophy also reflects the Company's size relative to the peer group. In the case of each Executive Officer, the Compensation Committee reviewed the Executive Officer's performance on a subjective basis and determined that the Executive Officer's performance in 2006 justified 2007 compensation at or near the targeted levels (i.e. the 75th percentile). The dollar amounts as taken from the 2006 Clark Consulting Northeast Banking Survey were as follows:

	Danversbank 2007 Actual Compensation(1)	75th Percentile of Survey Group A
Chief Executive Officer	$573,750	$562,000
Chief Operating Officer	312,280	319,000
Chief Financial Officer	203,109	190,000	(2)
Chief Lending Officer	306,273	245,000
Commercial Lending Officer	248,406	145,000

(1)
Base salary and incentive bonus.

(2)
50th Percentile

        In the case of the Company's Chief Lending Officer, John J. O'Neil, the Compensation Committee was comfortable with having his compensation be greater than the average of the 75th percentile of survey Group A. Mr. O'Neil is a 25-year veteran of this market and has worked closely with our Chief Executive Officer for 15 of these years. The Compensation Committee believed his combination of credit and loan skills justified his compensation level. His total compensation remained below the average of the 25th percentile for senior loan officers at banks in survey Group B. The Company had assets of $1.45 billion as of December 31, 2007.

        In the case of the Company's Commercial Lending Officer, Mr. Terry was the senior loan officer at a competitor bank, Warren Bank. The Company hired Mr. Terry and his senior commercial and industrial lending team in late 2001 at the same compensation level as they received at Warren Bank. This placed Mr. Terry at a level closer to our Chief Lending Officer in total compensation than would usually be the case. The Company believes that Mr. Terry's business development efforts justify his compensation level. As with Mr. O'Neil, he received less than the average of the 25th percentile banks in survey Group B.

        The Company's target for its Chief Financial Officer has historically been at the average of the 50th percentile of survey Group A, as the Compensation Committee believed that the demands of a chief financial officer in a non-publicly traded company were not the same as those of a chief financial officer in a public company. At the start of 2007, Mark Panella's cash compensation was substantially at the targeted level for his position. However, in light of the Company's announcement of its conversion to a publicly traded company, the Committee reviewed Mr. Panella's compensation and adjusted his compensation to ensure that it was in alignment with those of a chief financial officer at a similarly situated publicly traded company.

        Because of the difficulty in obtaining accurate and comprehensive information regarding phantom stock plans, it is difficult to compare the Company's phantom stock awards to any targeted levels. As previously indicated, the phantom stock plan was terminated in January 2008. Now that the Company is a public company, it is expected that the long-term retention compensation program will be based on stock options and stock grants for which ample comparative information is available.

Cash Compensation

         Annual Base Salaries.    The Company provides its Executive Officers with a base salary to compensate them for services rendered during the year. In 2007, base salary ranges for Executive Officers were determined for each based on his or her position and responsibility, performance and compensation levels paid by our peers to executives in similar positions. Merit increases normally take effect in January of each year. During its review of base salaries for executives, the Compensation Committee primarily considered:

  •
  Market data;

  •
  Internal review of the executive's compensation, both individually and relative to other executive officers;

  •
  Individual performance of the executive;

  •
  Qualifications and experience of the officer; and

  •
  The Company's financial condition and results of operations.

        Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. As noted previously, Executive Officers were subject to a salary freeze effective during calendar 2007, with the exception of Mr. Panella, whose base salary was adjusted as discussed above.

Short-Term Incentives

         Annual Cash Bonuses.    In 2007, all of the Company's Executive Officers were eligible to participate in the Company's non-equity Annual Incentive Plan ("Annual Incentive Plan"). Incentive award payments were determined on the basis of company performance, with target incentive awards ranging from 0% to 40% of annual compensation. The payments under our Annual Incentive Plan for 2007 were based on achievement of performance metrics reviewed and approved annually by the Compensation Committee. For 2007, two performance metrics were used: a two-year lagging average return on equity and a two-year lagging average efficiency ratio, with each metric given a 50% weighting. In order to earn a bonus at the target level, the Company's performance under each metric must be in the top 20th percentile among the 69 Massachusetts banks that contributed to the Massachusetts Depositors Insurance Fund. The asset size of these banks ranged from a high of $3.40 billion (Middlesex Savings Bank) to a low of $56 million (Merrimack Savings Bank). The average asset size was $692 million. If the Company's performance was below the 100% level, then bonus payments were made on a sliding scale basis. If the Company's performance exceeded the 100% level, the formula under our Annual Incentive Plan did not permit bonus payments in excess of the target level. However, the Compensation Committee retained the discretion to increase bonus payments in excess of that required by the plan formula to reflect its subjective assessment of the performance of the individuals.

        For 2007, the Company's Annual Incentive Plan provided for bonus payments to be made at 85.0% of target. The Compensation Committee used its discretion to increase the bonus payments to identified Executive Officers to reward them for their individual performance.

        For 2008, and in consideration of the Company's conversion to stock, the Company revised its Annual Incentive Plan. In 2008, the Company's Annual Incentive Plan considers Company performance in establishing net income and efficiency goals and recognizes individual achievement with target incentive awards based on a percentage of total annual compensation.

Long Term Incentives

         Phantom Stock Plan.    Since 2000, the Company maintained a phantom stock plan for the benefit of our directors, Executive Officers, and other key members of the Company's management team. Under this plan, the Compensation Committee granted phantom shares each year to selected officers and directors, with the shares vesting on the fifth anniversary of the date of grant for officers and on the third anniversary of the date of grant for directors. Shares also became fully vested upon the participant's death, disability, retirement or change of control of the Company. Upon vesting, the participants received cash equal to the value of the phantom shares, determined by reference to the book value of the Company at such time. The Company used phantom shares as a long-term incentive compensation device to reward the value of the Company (i.e. book value) and retain management. The number of phantom shares available for grants each year was determined by a formula set forth in the plan. Under this formula, the maximum number of phantom shares that can be granted in any year is equal to the number granted in the preceding year, adjusted by the two-year rolling average increase or decrease in our book value. The expense of the phantom stock plan was further subject to a cap of 14% of our net income. In 2006, this cap was triggered and the maximum number of shares available for grant was reduced accordingly. A total of 100,000 shares were granted in 2006 compared to 85,750 shares in 2007.

        The Compensation Committee had sole discretion to allocate the available phantom shares among the directors and officers each year. Each outside director was granted 500 phantom shares each year, but no phantom shares were awarded in 2007. With respect to our officers, each officer had a set of individual goals upon which the Compensation Committee on a subjective basis evaluated his or her performance. This evaluation was the basis upon which an officer's individual annual phantom share grant is determined. Assuming achievement of the subjective targets, the Compensation Committee generally granted a maximum of 29% of the available shares to our Chief Executive Officer, and granted slightly less than half of that number to each of our Chief Operating Officer and Chief Lending Officer. In determining the size of grants to officers other than our Chief Executive Officer, the Compensation Committee took into consideration the evaluation by our Chief Executive Officer of the achievement of the subjective goals by each officer and the targeted level of awards for each officer's employment level. All share awards to officers were subject to five-year cliff vesting, so all vesting in 2007 was related to grants made in 2002. Neither corporate nor individual performance in 2007 affected the vesting of the phantom shares.

        On January 9, 2008, the Company completed its conversion from a mutual holding company to a stock holding company and as a result the phantom stock plan was terminated. All outstanding phantom stock shares immediately vested and all plan participants were paid.

         Stock Option and Incentive Plan.    On July 18, 2008 the Board of Directors of the Company adopted, subject to stockholder approval, the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan. The purpose of the Plan is to align management and Board interests with those of our stockholders and provide a means for the Company to attract and retain superior employees and directors. Complete information on the Plan is outlined below in Proposal II.

Retirement Benefits

         Pension Plan.    Benefits are provided to Executive Officers through participation in the Savings Banks Employees Retirement Association's Pension Plan ("Pension Plan"). The benefits are based on the Executive Officer's years of service and annual compensation, as defined in the Pension Plan. Effective August 15, 2003, the Company curtailed the benefits under the Plan, and no additional employees were eligible to participate in the Plan. Effective June 30, 2007, the Company voted to terminate the Plan.

         401(k) Plan.    The Company also provides the Executive Officers with tax-qualified retirement benefits through the 401(k) plan. The Company made this change because many of the Company's peer banks have also terminated their defined benefit pension plans, and have found that a 401(k) plan is a more attractive retirement vehicle. All Executive Officers that meet the age and service requirements participate in the 401(k) plan on a non-discriminatory basis. Executive Officers who have attained age 21 may begin deferring compensation as of the first day of the month following the completion of twelve months of employment with Danversbank. The Company provides a 401(k) match equal to 100% of Executive Officer contributions, up to 4% of each Executive Officer's compensation, and makes an annual discretionary profit sharing contribution, which is typically calculated as a percentage of Danversbank's net income and then is contributed proportionately to Executive Officer's accounts based on salary level.

        The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account in a variety of investment funds. In connection with the conversion, the plan added an additional investment alternative, the Danvers Bancorp Stock Fund. The Danvers Bancorp Stock Fund permits participants to invest up to 50% of their account balances in the Company's Common Stock. A participant who elected to purchase Common Stock in the subscription offering through the plan received the same subscription priority and was subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. In addition, participants could also elect to purchase additional shares of Common Stock, up to an aggregate of 2% of the sum of the shares of Common Stock sold in the offering plus the shares contributed to the Charitable Foundation. After the offering, the plan purchased shares in open market transactions.

         Nonqualified Deferred Compensation Plan.    Since contributions to the 401(k) plan are subject to IRS limits, the Company offers a nonqualified deferred compensation plan to provide Executive Officers with the opportunity for additional deferrals. A similar arrangement is also available to the Company's directors. Deferrals are credited with interest at a rate equal to the average yield rate on the Company's loan portfolio for the preceding calendar year. Under the plan, Executive Officers designated as participants by the Board of Directors may defer bonus and phantom plan payments otherwise payable to them in the calendar year. Participants are 100 percent vested in their voluntary deferrals. Participants receive distributions from the plan upon separation from service or death, or on a fixed date selected by the participants. Plan benefits are paid in a lump sum or annual installments over a period not exceeding ten years, in accordance with participants' elections. Upon the death of the participant, the designated beneficiary receives any remaining payments due under the plan.

        None of the Company's Executive Officers are participating in our deferred compensation plan. Accordingly, the "Nonqualified Deferred Compensation Table" is omitted.

         Supplemental Executive Retirement Plan.    The Company also provides supplemental executive retirement benefits for Messrs. Bottomley, McCarthy, and O'Neil through a supplemental executive retirement plan (the "SERP"). The Company provides these retirement benefits in order to remain competitive and to attract and retain our senior executives who were hired later on in their careers. Under this SERP, the Company provides Messrs. Bottomley, McCarthy and O'Neil with an annual benefit payable for 15 years upon retirement and after attaining age 65 equal to a fixed percentage of the average compensation of their highest three calendar years within the final five calendar years of their employment, reduced by the sum of the benefits payable under our pension plan, the bank-funded benefits under our 401(k) plan and 50 percent of Social Security benefits. The fixed percentage is 75 percent in the case of Mr. Bottomley and 65 percent for Messrs. McCarthy and O'Neil.

        Effective April 11, 2008, the Compensation Committee voted to allow L. Mark Panella, the Company's Chief Financial Officer, to participate in the SERP. Under the SERP, Mr. Panella is entitled to receive the same benefits under the plan as Messrs. Bottomley, McCarthy and O'Neil, subject to a fixed percentage of the average compensation of his highest three calendar years within the final five calendar years of his employment of 60 percent. As a result of Mr. Panella's participation in the SERP, his previous Supplemental Retirement Agreement with the Company has been terminated.

        If a participant dies while employed by the Company, his beneficiary is entitled to receive 15 annual payments equal to a fixed percentage of the average compensation of the participant's highest three calendar years within the final five calendar years of the participant's employment. The fixed percentage is 75 percent in the case of Mr. Bottomley, 65 percent for Messrs. McCarthy and O'Neil and 60 percent for Mr. Panella. Participants may also retire early at age 60 with ten years of service and receive a reduced benefit. Reduced benefits are also payable if a participant is terminated without cause prior to attaining early or normal retirement age. The reduction for payment of benefits prior to attainment of age 65 is waived if a participant's employment is terminated on account of death, disability or termination of employment after a change of control. The Company believes that the benefits payable to participants after termination are appropriate and consistent with the purposes of providing competitive retirement benefits and attracting and retaining our senior executives who were hired later on in their careers. The Company's executives view the SERP benefit as a critical component of their compensation package. If they are unable to continue working for us until their normal retirement age as a result of disability, death or termination without cause, the Company believes it is appropriate to provide them with a certain level of benefits in these circumstances. In lieu of payments over 15 years, a participant may also elect to receive his benefit in a lump sum.

         Supplemental Retirement Agreement.    Prior to April 11, 2008, the Company entered into a supplemental retirement agreement with Mr. Panella whereby we agreed to provide him with 216 monthly retirement payments of $7,463 each upon his retirement from us after attaining age 65. He may also retire early at age 60 with 15 years of service and receive a reduced benefit. Instead of receiving 216 monthly payments, Mr. Panella may also elect to receive his benefit in a single lump sum or in 60 or 120 monthly installments. Effective April 11, 2008, Mr. Panella's retirement agreement was terminated, as he became a participant in the Company's SERP.

         Employee Stock Ownership Plan.    In January 2008, the Company adopted an employee stock ownership plan for its eligible employees who have attained age 21 and have completed one year of service. The Company engaged an independent third party trustee to purchase, on behalf of the employee stock ownership plan, that number of shares equal to 8% of the sum of the number of shares sold in the offering plus the number of shares contributed to the Charitable Foundation, the total of which is 1,427,400 shares. The third party trustee funded its purchase in the offering through a loan from Danvers Bancorp, Inc. The loan was equal to 100% of the aggregate purchase price of the Common Stock. The loan to the employee stock ownership plan is repaid principally from Danversbank's contributions to the employee stock ownership plan and dividends payable on Common Stock held by the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is currently 7.25%.

        Participants will vest in the benefits allocated under the employee stock ownership plan upon completion of three years of service. A participant will also become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's termination from employment. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

        Plan participants are entitled to direct the plan trustee on how to vote Common Stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants trustee, and unallocated shares will be voted in accordance with instructions provided by the ESOP Committee.

         ESOP Restoration Plan.    In 2008, the Company implemented an ESOP Restoration Plan that provides benefits to selected officers whose benefits under the Company's employee stock ownership plan are limited by applicable tax limits. The amount of benefits is limited to the amount that would have been provided under our employee stock ownership plan but for the application of the tax limits. Benefits are payable in cash to participants upon their termination of employment.

         Employment Agreement.    The Company provides Employment Agreements for certain Executive Officers. The Company entered into these agreements in connection with its conversion to a publicly held stock institution. The agreements were intended to provide the Company with the continued employment and undivided attention of its Executive Officers during and following the conversion without the potential distraction resulting from the reduction of job security inherent in employment by a publicly held institution. The agreements provide assurances to Executive Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control of the Company. The agreements appropriately reflect the changed nature of executive employment with a publicly held company compared to a mutual institution.

Perquisite and Other Personal Benefits

        The Company's benefits program is designed to provide moderately competitive market/industry income replacement plans in the event of executive retirement, sickness, accident, death and disability. Given the Company's desire to focus the majority of its total compensation on performance-based rewards, the Company strives to provide meaningful financial and welfare benefit security for the Executive Officers of the Company.

        The Company also offers various fringe benefits to its Executive Officers including group policies for medical insurance. The Company provides individual and family coverage to Executive Officers, with the Executive Officer being responsible for a portion of the premium. The Company's Executive Officers are provided with an automobile allowance, and the Company pays club dues for certain Executive Officers. The Compensation Committee believes these benefits are appropriate and assist these officers in fulfilling their employment obligations.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of equity awards going forward the Committee intends to consider the impact of the Statement of Financial Accounting Standards No. 123(R) and Section 162(m) of the Internal Revenue Code (which limits deduction of compensation paid to Executive Officers to $1,000,000 unless the compensation is "performance-based.")

Named Executive Compensation

Summary Compensation Table

        The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2007 and 2006 awarded to or earned by our Chief Executive Officer, the Chief Financial Officer, and the Company's three other highest paid Executive Officers whose total compensation earned in 2007 and 2006 exceeded $100,000. We refer to these individuals as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Kevin T. Bottomley	2007	$425,000	$35,500	N/A	N/A	$144,500	$210,026	$53,936	$868,962
President/Chief Executive Officer	2006	425,000	449,927	N/A	N/A	142,056	384,636	54,881	1,456,500

L. Mark Panella	2007	156,539	—	N/A	N/A	46,570	41,792	6,262	251,163
Senior Vice President/Chief Financial Officer	2006	145,000	38,020	N/A	N/A	48,466	31,204	5,885	268,575

James J. McCarthy	2007	232,200	12,000	N/A	N/A	69,080	49,658	23,524	386,462
Executive Vice President/Chief Operating Officer	2006	232,200	221,239	N/A	N/A	77,612	80,878	26,404	638,333

John J. O'Neil	2007	226,800	12,000	N/A	N/A	67,473	54,294	36,282	396,849
Executive Vice President/Chief Lending Officer	2006	226,800	221,239	N/A	N/A	75,808	137,477	38,593	699,917

Mark J. Terry	2007	155,976	46,028	N/A	N/A	46,402	N/A	22,176	270,582
Senior Vice President/Commercial Lending Officer	2006	155,976	54,340	N/A	N/A	52,125	N/A	22,516	284,957

(1)
In 2007, the amounts in this column represent the bonus granted at the discretion of the Compensation Committee. In 2006, the amounts in this column represent the dollar value of the most recent grant of shares under the Phantom Stock Plan. The amounts also included bonuses granted at the discretion of the Compensation Committee ($7,944 for Mr. Bottomley, $5,000 for Mr. McCarthy, $5,000 for Mr. O'Neil and $2,062 for Mr. Terry. The amounts earned for 2007 and 2006 were paid in 2008 and 2007, respectively.

(2)
No stock awards were granted in 2007 and 2006.

(3)
No option awards were granted in 2007 and 2006.

(4)
Compensation shown in this column represents payments earned under the Annual Incentive Compensation Plan. The amounts earned for 2007 and 2006 performance were paid in 2008 and 2007, respectively.

(5)
The amounts in this column are comprised of the change in the value of accumulated benefits under the Pension Plan, SERP Plans and Retirement Agreement, from December 31, 2006 through December 31, 2007, based upon the earliest retirement age of which the named Executive Officer can receive unreduced benefits. The Pension Plan was terminated effective June 30, 2007 with payment made to participants in 2007. Effective April 11, 2008, Mr. Panella's retirement agreement was terminated, as he became a participant in the Company's SERP.

(6)
Totals in this column are comprised of: (1) a 401(k) plan match, which in 2007 was 100% up to the first 4% of participant compensation, (in 2007, our matches for Messrs. Bottomley, Panella, O'Neil and Terry were $9,000, $6,262, $9,000 and $6,239), respectively; (2) the expense associated with perquisites by each executive during 2007 that, when considered in aggregate, have a value of greater than $10,000. Specifically, those were a car, country club membership and tax gross ups. The figures, respectively, are as follows: Mr. Bottomley—$13,962, $7,545 and $7,675; Mr. McCarthy—$15,530, $3,669 and $4,325; Mr. O'Neil—$12,276, $7,355 and $7,651; Mr. Terry—$7,800, $4,425 and $3,712; and (3) split dollar life insurance policy premiums in the amount of $15,754 for Mr. Bottomley.

Non-Equity Annual Incentive Plan Compensation

        The following table sets forth, for each of the named Executive Officers, the target and maximum incentive award payments under the Annual Incentive Plan. The description of the plan is included in the Compensation and Analysis section of this proxy statement beginning on page 15.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name and Principal Position	Grant Date	Target ($)(1)	Maximum ($)

Kevin T. Bottomley President/Chief Executive Officer	September 20, 2006	$148,750	$148,750

L. Mark Panella Senior Vice President/Chief Financial Officer	September 20, 2006	54,789	54,789

James J. McCarthy Executive Vice President/Chief Operating Officer	September 20, 2006	81,270	81,270

John J. O'Neil Executive Vice President/Chief Lending Officer	September 20, 2006	79,380	79,380

Mark J. Terry Senior Vice President/Commercial Lending Officer	September 20, 2006	54,592	54,592

(1)
The target award is the same as the maximum award in accordance with the Annual Incentive Plan document.

        The following table sets forth, for each of our named Executive Officers, the present value of accumulated benefits payable under the Pension Plan, the SERP and the Supplemental Retirement

Agreement. The description of each plan is included in the Compensation Discussion and Analysis section of this proxy statement beginning on page 15.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)

Kevin T. Bottomley President / Chief Executive Officer	SBERA Pension Plan as Adopted by Danversbank	7	—	152,903
	Supplemental Executive Retirement Plan	12	2,125,949	—

L. Mark Panella Senior Vice President / Chief Financial Officer	SBERA Pension Plan as Adopted by Danversbank	8	—	71,362
	Supplemental Retirement Agreement	13	207,809	—

James J. McCarthy Executive Vice President / Chief Operating Officer	SBERA Pension Plan as Adopted by Danversbank	2	—	21,198
	Supplemental Executive Retirement Plan	22	569,530	—

John J. O'Neil Executive Vice President / Chief Lending Officer	SBERA Pension Plan as Adopted by Danversbank	2	—	32,615
	Supplemental Executive Retirement Plan	6	907,111	—

Mark J. Terry Senior Vice President / Commercial Lending Officer	SBERA Pension Plan as Adopted by Danversbank	N/A	N/A	N/A

(1)
Present value of accumulated benefits under the SERP and the Supplemental Retirement Agreement and mortality rate assumptions consistent with those used for our financial reporting purposes, as of December 31, 2007, that retirement age is based on the earliest retirement age. The Pension Plan was terminated effective June 30, 2007.

(2)
The figures in this column represent the present value of accumulated benefit paid to the participant upon termination of the Pension Plan.

Potential Payments upon Termination or Change-in-Control

        Assuming the employment of the Company's named Executive Officers were to be terminated upon a change in control, each as of December 31, 2007, the following individuals would be entitled to the following payments and benefits:

Kevin T Bottomley

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control
Cash Payment	$—	$—	$—	$—	$—	$—
Phantom Shares	—	—	—	2,592,395	2,592,395	2,592,395
SERP Payments	—	2,418,249	—	4,246,681	3,807,251	3,807,251

Total:	$—	$2,418,249	$—	$6,839,076	$6,399,646	$6,399,646

L. Mark Panella

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control
Cash Payment	$—	$—	$—	$—	$—	$—
Phantom Shares	—	—	—	268,375	268,375	268,375
Agreement Payments	—	—	—	—	495,797	—

Total:	$—	$—	$—	$268,375	$764,172	$268,375

James J. McCarthy

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control
Cash Payment	$—	$—	$—	$—	$—	$—
Phantom Shares	—	—	—	1,081,551	1,081,551	1,081,551
SERP Payments	—	647,835	—	2,045,337	1,625,631	1,625,631

Total:	$—	$647,835	$—	$3,126,888	$2,707,182	$2,707,182

John J. O'Neil

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control
Cash Payment	$—	$—	$—	$—	$—	$—
Phantom Shares	—	—	—	1,060,081	1,060,081	1,060,081
SERP Payments	—	1,031,832	—	1,982,234	1,721,968	1,721,968

Total:	$—	$1,031,832	$—	$3,042,315	$2,782,049	$2,782,049

Mark J. Terry

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control
Cash Payment	$—	$—	$—	$—	$—	$—
Phantom Shares	—	—	—	230,802	230,802	230,802
SERP Payments	—	—	—	—	—	—

Total:	$—	$—	$—	$230,802	$230,802	$230,802

         Employment Agreements.    In January 2008, the Company entered into employment agreements with Kevin T. Bottomley, John J. O'Neil, James J. McCarthy, Jr. and L. Mark Panella, referred to below as the executives or executive. The Company's continued success depends to a significant degree on the executives' skill and competence, and the employment agreements help to ensure a stable management base.

        The employment agreements provide for three-year terms. The three-year term of each employment agreement shall automatically be extended each day after the commencement of such agreement, so that at any point during each executive's employment the then remaining term is three years. The initial base salaries under the agreements will be $450,000, $200,000, $238,000 and $244,000 for Messrs. Bottomley, Panella, O'Neil and McCarthy, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans, an automobile allowance and other fringe benefits applicable to executive personnel.

        The employment agreements provide for termination by the Company for "cause," as defined in the employment agreement, at any time. If the executive's employment is terminated for cause, the executive (or his authorized representative or estate) shall be entitled to receive earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the executive may have under any executive officer benefit plan, including without limitation the SERP.

        If the Company chooses to terminate an executive's employment without "cause," or if an executive resigns with "good reason" (defined as: (i) a substantial diminution or other substantial adverse change, not consented to by the executive in writing, in the nature or scope of the executive's responsibilities, authorities, powers, functions or duties; (ii) any removal, during the term, from the executive of his title that is not consented to in writing by the executive; (iii) an involuntary reduction in the executive's base salary except for across-the-board salary reductions based on our financial performance similarly affecting all senior management personnel; (iv) a breach by the Company of any of its material obligations under the employment agreement; (v) the involuntary relocation of the Company's offices at which the executive is principally employed or the involuntary relocation of the offices of the executive's primary workgroup to a location more than 25 miles from such offices; (vi) the Company's failure to obtain an effective agreement from any successor to assume and agree to perform the terms of the employment agreement; (vii) a change in control; or (viii) a determination by the Board not to continue to extend the term of employment), the executive will receive a lump sum amount equal to three times the sum of the executive's base salary plus the greater of his target cash bonus for the year of termination or his highest cash bonuses earned in the preceding three years. The Company will also provide them with a payment equal to the value of the stock options and restricted stock they would have earned if they had remained employed with us for three additional years. The Company would also continue and/or pay for the executive's health, vision and dental coverage for three years. In addition, the executive is entitled to receive (and in the case of his death, his surviving spouse, or estate if there is no surviving spouse) a pro rata portion of the his target cash bonus for the year of termination, based on the portion of the calendar year during which the executive was employed before termination. The employment agreements provide that the executive will receive a tax gross-up payment, relating to excise tax or penalties imposed on benefits and severance received in connection with a change in control of Danvers Bancorp, Inc. or Danversbank. The employment agreements further provide that the Company will indemnify the executive to the fullest extent legally allowable. In return for the benefits provided by the employment agreements, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation agreements for 12 months (18 months in the event the executive terminates within 30 days after a change in control) after termination of employment.

         Phantom Shares.    The amounts shown in the tables above represent the price of the phantom shares, determined in accordance with the Phantom Stock Plan. Pursuant to the Phantom Stock Plan, the price per share of the phantom shares is equal to the fiscal year book value, determined as of the preceding December 31, divided by a fixed number of phantom shares set forth in the plan. For further discussion of the Phantom Stock Plan, see the Company's Form 10-K as of December 31, 2007 "—Compensation Discussion and Analysis—Phantom Stock Plan."

        On January 9, 2008, the Company completed its conversion from a mutual holding company to a stock holding company (see Note 1) and as a result of the change in control the plan was terminated. On January 25, 2008, the Company recognized an additional expense of $3,743,000 and the value of the vested shares in the amount of $9,056,000 was distributed to the participants. The phantom shares vested upon the completion of the conversion with respect to Messrs. Bottomley, McCarthy, O'Neil, Panella and Terry had an estimated value of $2,592,000, $1,082,000, $1,060,000, $268,000 and $231,000, respectively, based on the current book value of the Company on the vesting date. The Company believes that the vesting and full payout of the phantom shares, as provided for in the phantom stock plan, was appropriate as phantom shares are generally not used as incentive vehicles by public companies. For more information regarding the phantom stock plan, see the Company's December 31, 2007 Form 10-K—Notes to the Consolidated Financial Statements—Note 19 beginning on page F-36.

         SERP Payments.    The amounts shown in the tables above represent payments under the Supplemental Executive Retirement Plan, or, in the case of Mr. Panella, the Supplemental Retirement Agreement. For purposes of calculating these payments pursuant to the formula prescribed by the Supplemental Executive Retirement Plan, the final average compensation for Messrs. Bottomley, McCarthy, and O'Neil was assumed to be $948,359, $779,955 and $506,577, respectively. The 401(k) plan benefits for Messrs. Bottomley, Panella, McCarthy, and O'Neil were assumed to be $41,414, $54,438, $155,487 and $45,135, respectively, and the primary insurance amount for Messrs. Bottomley, Panella, McCarthy, and O'Neil was assumed to be $20,286, $21,696, $24,516 and $20,868, respectively. For further discussion of the Supplemental Executive Retirement Plan or the Supplemental Retirement Agreement, see the Company's Form 10-K as of December 31, 2007 "Executive Compensation—Retirement and Other Benefits—Supplemental Executive Retirement Plan".

PROPOSAL II—APPROVAL OF THE
DANVERS BANCORP, INC. 2008 STOCK OPTION AND INCENTIVE PLAN

        On July 18, 2008, our Board of Directors unanimously adopted, subject to stockholder approval, the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan (the "Equity Plan"), to encourage and enable the officers, employees, non-employee Directors and other key persons (including consultants) of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. In order for the Equity Plan to be implemented prior to or on January 9, 2009, the Equity Plan requires the affirmative vote of two-thirds of the total votes eligible to be cast at our stockholder meeting ("Vote Standard A"). In order for the Equity Plan to be implemented after January 9, 2009, the Equity Plan requires the affirmative vote of a majority of the votes cast ("Vote Standard B"). For Vote Standard A, abstentions and broker non-votes will have the same effect as a vote against the proposal. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting. Our Board of

Directors unanimously recommends a vote for the approval of the Equity Plan. Proxies solicited by the Board will be voted for the proposal unless instructions to the contrary are given. The following is a summary of the material features of the Equity Plan, which is qualified in its entirety by reference to the provisions of the Equity Plan, attached hereto as Appendix A.

Summary of the Equity Plan

         Plan Administration; Eligible Persons.    The Equity Plan is required to be administered by a compensation committee of the Board of Directors consisting of not fewer than two persons, each of whom qualifies as a "Non-employee Director" within the meaning of Section 16b-3 under the Exchange Act and an "Outside Director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). The Compensation Committee, which meets these requirements, will select the individuals to whom awards are granted and will determine the number of shares covered by each award and the terms of each award, subject to the provisions of the Equity Plan. Awards may be granted under the Equity Plan to officers, directors, employees and consultants of Danvers Bancorp, Inc. and its subsidiaries. As of July 14, 2008, there are 291 individuals eligible to receive awards under the Equity Plan.

         Awards Authorized.    The Equity Plan authorizes the grant of options to purchase Common Stock intended to qualify as incentive stock options, as defined in Section 422 of the Code, options that do not so qualify, and restricted stock awards, which may be granted at no cost or at a purchase price set by the Compensation Committee, subject to restrictions and conditions (such as vesting over time) determined by the Compensation Committee.

  •
  Up to 2,497,950 shares of Common Stock may be issued pursuant to awards granted under the Equity Plan. This number equals 14% of the aggregate number of shares of Common Stock we issued in connection with our conversion from mutual to stock form (17,842,500 shares, including the shares issued to The Danversbank Charitable Foundation). Based upon the closing price of the Company's Common Stock as reported by NASDAQ on July 14, 2008, the maximum aggregate market value of the 2,497,950 shares of Common Stock that could potentially be issued under the Equity Plan is $27,202,675.

  •
  Of this maximum aggregate amount, no more than 713,700 shares (or 4% of the shares issued in the mutual to stock conversion) may be granted as restricted stock awards.

  •
  Of this maximum aggregate amount, no more than 1,784,250 shares (or 10% of the shares issued in the mutual to stock conversion) may be granted as options, including incentive stock options.

  •
  Options with respect to no more than 532,275 shares of Common Stock and restricted stock awards with respect to no more than 214,110 shares may be granted to the non-employee directors in the aggregate.

  •
  Options with respect to no more than 446,063 shares of Common Stock and restricted stock awards with respect to no more than 178,425 shares of Common Stock may be granted to any one individual employee.

  •
  Options with respect to no more than 89,213 shares of Common Stock and restricted stock awards with respect to no more than 35,685 shares of Common Stock may be granted to any one individual non-employee director.

        The shares of Common Stock underlying any awards that are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise), shares that are tendered or withheld in payment of the exercise price of any award and shares that are tendered or withheld for tax withholding obligations will be added back to the shares of Common Stock with respect to which new awards may be granted under the Equity Plan. The share limits set forth above are all subject to adjustments upon certain changes in the Company's capitalization.

         Stock Options.    The Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options will be exercisable in installments at a rate no faster than 20% per year, except in limited circumstances. Options may be exercised in whole or in part with written notice to the Company.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. The Compensation Committee may also permit net option exercises.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

         Restricted Stock.    The Compensation Committee may award shares to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Except in limited circumstances, the restriction period will generally be five years with vesting occurring incrementally over the five-year period. Shares of Common Stock underlying restricted stock awards may be issued up front, subject to risk of forfeiture, or issued upon the lapse of restriction.

         Section 162(m).    To ensure that certain awards granted under the Equity Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Equity Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our Common Stock, (4) economic value-added, (5) acquisitions or strategic transactions, (6) operating income (loss), (7) cash flow (including, but not limited to, operating cash flow and free cash flow), (8) return on equity, capital, assets, or investment, (9) stockholder returns, (10) gross or net profit levels, (11) productivity, (12) expense, (13) margins, (14) average efficiency ratio, (15) customer satisfaction, (16) working capital, (17) earnings (loss) per share of our Common Stock, (18) sales or market shares and (19) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 178,425 shares of Common Stock for any performance cycle. The Equity Plan also provides that options with respect to no more than 446,063 shares of Common Stock may be granted to any one individual during a calendar year.

         Tax Withholding.    Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares to be issued pursuant to an option exercise or other award.

         Sale Event.    Under the Equity Plan, in the event of a sale of the Company, except as the Compensation Committee may otherwise specify with respect to a particular award in the relevant award documentation, all options that are not exercisable immediately prior to the effective time of the change in control will become fully exercisable as of the effective time, and all restricted stock awards shall become fully vested and nonforfeitable as of the effective time. In addition, in the event of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options equal to the difference between the per share cash consideration and the exercise price of the options.

         Amendments and Termination.    Our Board of Directors may at any time amend or discontinue the Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. Any amendments that materially change the terms of the Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the Equity Plan, or materially change the method of determining the fair market value of our Common Stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior stockholder approval the Compensation Committee may not reduce the exercise price of an outstanding stock option or effect repricing of an outstanding stock option through cancellation or regrants.

         Effective Date of Equity Plan.    The Board adopted the Equity Plan on July 18, 2008, and the Equity Plan will become effective when and if approved by stockholders. Awards of incentive options may be granted under the Equity Plan until July 18, 2018. No other awards may be granted under the Equity Plan after the date that is 10 years from the date of stockholder approval.

         New Plan Benefits.    No grants have been issued with respect to the shares to be reserved for issuance under the Equity Plan. The number of shares that may be granted to any "named executive officers is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee.

         Tax Aspects Under the Code.    The following is a summary of the principal federal income tax consequences of certain transactions under the Equity Plan. It does not describe all federal tax consequences under the Equity Plan, nor does it describe state or local tax consequences.

         Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

         Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

         Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

         Limitation on the Company's Deductions.    As a result of Section 162(m) of the Code, our deduction for certain awards under the Equity Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than the Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Plan is structured to allow certain grants to qualify as performance-based compensation.

Required Vote and Recommendation of the Board

        In order for the Equity Plan to be implemented prior to or on January 9, 2009, the Equity Plan requires the affirmative vote of two-thirds (2/3rds) of the total votes eligible to be cast at our stockholder meeting ("Vote Standard A"). In order for the Equity Plan to be implemented after January 9, 2009, the Equity Plan requires the affirmative vote of a majority of the votes cast ("Vote Standard B"). For Vote Standard A, abstentions and broker non-votes will have the same effect as a vote against the proposal. For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
DANVERS BANCORP, INC. 2008 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL III—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Wolf & Company, P.C. currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2007. The Audit Committee has appointed Wolf & Company, P.C. to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2008.

        Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders at the Annual Meeting as a matter of good corporate practice, and the Board of Directors is following that recommendation. This vote is non-binding and in the event that it is not approved the Audit Committee would reconsider its selection of Wolf & Company, P.C. as the Company's independent registered public accounting firm, but is not obligated to change its selection.

Public Accounting Fees

        The following is a summary of the fees for professional services rendered by Wolf & Company, P.C. for the fiscal years ended December 31, 2007 and 2006:

Fee Category	2007	2006
Audit Fees(1)	$160,000	$94,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	28,000	31,000
All Other Fees(4)	177,000	—

	$365,000	$125,000

(1)
Audit Fees.    Audit fees were for professional services rendered for the audit of our annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

(2)
Audit-Related Fees.    There were no audit related fees in 2007 and 2006.

(3)
Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax planning, tax audit defense, and mergers and acquisitions. The Audit Committee considered and determined that the provision for non-audit services provided by Wolf & Company, P.C. is compatible with maintaining that firm's independence.

(4)
All Other Fees.    In 2007, other fees were for professional services provided for assessment and review of regulatory filings in connection with our stock subscription offering and acquisition of BankMalden.

 Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
Independent Registered Public Accounting Firm

        At present, our Audit Committee approves each engagement for audit and non-audit services before we engage Wolf & Company, P.C. to provide those services. Our Audit Committee has not established any pre-approval policies or procedures that would allow management to engage Wolf & Company, P.C., to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by Wolf & Company, P.C. for fiscal year 2007 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF WOLF &
COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

        We intend to hold the 2009 Annual Meeting in April 2009. If you would like to submit nominations for director or other business to be brought before the 2009 Annual Meeting you must give timely notice thereof in writing to the Secretary of the Corporation. Given that the 2009 Annual Meeting will be over 30 days before the anniversary date of the 2008 Annual Meeting, in order for notice to be timely it must be delivered not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2009 Annual Meeting is first made.

        You must submit proposals in writing to the attention of the Corporate Secretary at the following address: Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923.

OTHER MATTERS

        The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

        The Audit Committee Report and Report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report and Report of the Compensation Committee shall not be deemed filed under such Acts.

MISCELLANEOUS

        The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company's employees may solicit proxies personally or by telephone without additional compensation. The Company has retained Laurel Hill Advisory Group, LLC, a proxy firm, to assist in the solicitation of proxies for the Annual Meeting, for a fee of $7,000, plus reimbursement of out-of-pocket expenses.

        An additional copy of our annual report on Form 10-K for the year ended December 31, 2007, will be furnished without charge upon written request or telephone request to Rebecca Skerry, Executive Assistant, One Conant Street, Danvers, Massachusetts 01923 or call (978) 739-0211.

 DANVERS BANCORP, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Danvers Bancorp, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means the compensation committee of the Board which is comprised of not less than two Non-Employee Directors, each of whom qualifies as an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards.

        "Award Agreement" means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Disability" means a condition of total incapacity, mental or physical, for further performance of duty with the Company and/or its subsidiaries which the Administrator shall have determined, on the basis of competent medical evidence, is likely to be permanent.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 14.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the closing price of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange. If there is no trading on such date, the determination shall be made by reference to the closing price of the Stock on the last date preceding such date on which the Stock was traded.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the performance goal or goals for an individual for a performance period. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) may include the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on equity, capital, assets, or investment, stockholder returns, gross or net profit levels, productivity, expense, margins, average efficiency ratio, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Restricted Stock Award" means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

    (i)
    to select the individuals to whom Awards may from time to time be granted;

    (ii)
    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

    (iii)
    to determine the number of shares of Stock to be covered by any Award;

    (iv)
    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

    (v)
    subject to the terms of the Plan, to accelerate at any time the exercisability or vesting of all or any portion of any Award;

    (vi)
    subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

    (vii)
    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan subject to adjustment as provided in Section 3(c) shall be 2,497,950 shares (which number equals 14 percent of the aggregate number of shares of Stock issued by the Company in connection with its conversion from mutual to stock form, including shares contributed to The Danversbank Charitable Foundation, Inc. ("Conversion Shares")). Of this amount, the maximum number of shares which may be issued under Restricted Stock Awards is 713,700 (which number equals 4 percent of the aggregate number of Conversion Shares), and the maximum number of shares which may be issued in the form of Options is 1,784,250 (which number equals 10 percent of the aggregate number of Conversion Shares). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Limitations on Size of Grants.

    (i)
    Options with respect to no more than 535,275 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to Non-Employee Directors in the aggregate, and Options with respect to no more than 89,213 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to any one individual Non-Employee Director.

    (ii)
    Options with respect to no more than 446,063 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to any one individual employee.

    (iii)
    Options with respect to no more than 446,063 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to any one individual employee in any one calendar year.

    (iv)
    No more than 1,784,250 shares of Stock (subject to adjustment pursuant to Section 3(c)) shall be issued in the form of Incentive Stock Options.

    (v)
    Restricted Stock Awards with respect to no more than 214,110 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to Non-Employee Directors in the aggregate and Restricted Stock Awards with respect to no more than 35,685 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to any one individual Non-Employee Director.

    (vi)
    Restricted Stock Awards with respect to no more than 178,425 shares of Stock (subject to adjustment pursuant to Section 3(c)) may be granted to any one individual employee.

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the limitations set forth in Section 3(b) above), (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all Restricted Stock Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee.

        (e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees and Non-Employee Directors of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        (a)    Stock Option Grants.    Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

        (b)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (c)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (d)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, the rate of vesting shall not be in excess of 20 percent per year, with the first vesting occurring no earlier than the first anniversary of the grant date. The Administrator may not accelerate the exercisability of all or any portion of any Stock Option, except in the case of a Sale Event or upon the death or Disability of the grantee. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (e)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

    (i)
    In cash, by certified or bank check or other instrument acceptable to the Administrator;

    (ii)
    Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months;

    (iii)
    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

    (iv)
    By the issuance of shares of Stock net of the purchase price.

        Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (f)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Criteria, objectives and/or other conditions. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that the shares are subject to forfeiture until such shares of Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such shares of Restricted Stock are vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except in the case of a Sale Event or upon the death or Disability of the grantee, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Criteria, objectives and/or other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse; provided, however, the rate of lapse of forfeiture shall not be in excess of 20 percent per year, with the first lapse of forfeiture occurring no earlier than the first anniversary of the grant date. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except in the case of a Sale Event or upon the death or Disability of the grantee, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 6(c) above.

        (e)    Restricted Stock Units.    In lieu of issuing shares of Stock subject to a risk of forfeiture, the Administrator may issue shares of Stock only after the attainment of pre-established Performance Criteria, objectives and/or other conditions, including time-based restrictions, subject to the limitations set forth in this Section 6.

SECTION 7.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 7(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 7(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

        (c)    Family Member.    For purposes of Section 7(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 8.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9.    SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 10.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 11.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(d).

SECTION 12.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 13.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 13(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 14.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of at last two-thirds of the total votes eligible to be cast at a duly called meeting of stockholders of the Company held no earlier than six months after completion of the Company's conversion from mutual to stock form. No grants of Stock Options and other Awards may be made hereunder prior to the Effective Date or after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 15.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: JULY 18, 2008
DATE APPROVED BY STOCKHOLDERS:

REVOCABLE PROXY
DANVERS BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS,
SEPTEMBER 12, 2008, 10:00 A.M. LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Danvers Bancorp, Inc., a Delaware corporation (the "Company"), hereby appoints Kevin T. Bottomley, President and CEO and Michael W. McCurdy, Senior Vice President and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the Peabody Marriott Hotel on September 12, 2008, 10:00 a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

Please be sure to sign and date
this Proxy in the box below.

Date
Stockholder sign above	Co-holder (if any) sign above

		For	Withhold	For All Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I		☐	☐	☐
1.	To elect the following five (5) individuals to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualify:

(01)	Neal H. Goldman	(04)	John M. Pereira
(02)	J. Michael O'Brien	(05)	Diane T. Stringer
(03)	John J. O'Neil

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II
		For	Against	Abstain
2.	To approve the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III
		For	Against	Abstain
3.	To ratify the appointment of Wolf & Company, P.C., as the Danvers Bancorp, Inc.'s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
Please indicate if you plan to attend this meeting à		☐

 Detach above card, sign, date and mail in postage paid envelope provided.

DANVERS BANCORP, INC.

        IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL I AND "FOR" PROPOSAL II AND "FOR" PROPOSAL III. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.